UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

January 8, 2021

Date of Report (date of earliest event reported)

INGEVITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37586	47-4027764
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 O’Hear Avenue Suite 400	North Charleston	South Carolina	29405
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	NGVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 8.01.	OTHER EVENTS

On January 8, 2021, the Board of Directors of Ingevity Corporation (the “Company”) appointed Stacy Cozad to serve as the Company’s Executive Vice President, General Counsel and Secretary, effective February 1, 2021. Ms. Cozad, age 50, served as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of Spirit AeroSystems Holdings, Inc., a publicly traded company that designs and builds aerostructures for both commercial and defense customers, since September 2017. From January 2016 to September 2017, Ms. Cozad served as Spirit AeroSystems’ Senior Vice President, General Counsel and Corporate Secretary. Prior to joining Spirit AeroSystems, Ms. Cozad served in various roles with Southwest Airlines Co., including Associate General Counsel – Litigation from 2009 to 2015 and Senior Attorney from 2006 to 2009. From 1997 to 2006, Ms. Cozad served as an associate and partner in private law practices. Ms. Cozad holds a bachelor’s degree in behavioral science from Concordia University Texas and a Juris Doctor degree from Pepperdine University.

The Company issued a press release on January 13, 2021 announcing the appointment of Ms. Cozad, a copy of which is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release Dated as of January 13, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/s/ John C. Fortson
John C. Fortson
President and Chief Executive Officer

Date: January 13, 2021